Exhibit 99.1

NeuroOne® Reports Second Quarter Fiscal Year 2023 Financial Results and Provides Corporate Update

EDEN PRAIRIE, Minn., May 11, 2023 (GlobeNewswire) -- NeuroOne Medical Technologies Corporation (NASDAQ: NMTC) (“NeuroOne” or the “Company”), a medical technology company focused on improving surgical care options and outcomes for patients suffering from neurological disorders, today announces its operating results for the fiscal second quarter 2023 ended March 31, 2023.

Fiscal Second Quarter 2023 and Recent Business Updates

Evo® sEEG:

●	Announced the commercial launch of the Evo sEEG electrode product line in the United States with exclusive distribution partner Zimmer Biomet. The new technology potentially provides NeuroOne with a new revenue stream.

●	The first clinical case using the Evo® sEEG electrode was performed at the Mayo Clinic using a stereotactic frame system. The first clinical case using the Evo® sEEG electrode in robotic neurosurgery was performed by Dr. William Bingaman at the Cleveland Clinic. The procedure was the first to utilize NeuroOne’s Evo sEEG electrode with Zimmer Biomet’s ROSA One® Brain, a robotic platform that assists surgeons in planning and performing complex yet minimally invasive neurosurgical procedures.

●	Fulfilled five shipments of sEEG product to Zimmer Biomet in preparation for launch.

●	Completed initial training for the sEEG product line to select Zimmer Biomet sales personnel.

●	Presented the Evo sEEG system alongside Zimmer Biomet at the American Association of Neurological Surgeons (AANS) annual meeting.

OneRF™Ablation:

●	Successfully completed usability testing for OneRF with 15 neurosurgeons.

●	Successfully completed execution of internal device verification and validation protocols for the final OneRF Ablation System.

Spinal Cord Stimulation Program:

●	Successfully completed an initial animal implant of novel thin film paddle leads for spinal cord stimulation (SCS). The devices are intended for the treatment of patients with chronic back pain due to multiple failed back surgery syndrome, intractable low back, and leg pain. A percutaneous (through a needle) delivery system for paddle leads is also under development and has been successfully bench-tested.

Drug Delivery Program:

●	Successfully completed feasibility bench top testing of first drug delivery and recording system prototype.

Other Updates:

●	Expanded IP portfolio with new U.S. patent titled “Improved Neural Depth Probes and Related Systems and Methods” focused on a layered thin film neural depth electrode. The electrode could have potential applications in a wide variety of neurological procedures for both diagnostic and therapeutic use.

●	Expanded management team with the appointment of Anthony Millar as Vice-President of Operations.

●	Oral presentation delivered at the North American Neuromodulation Society (NANS) annual meeting titled “Electrochemical Characterization of the First FDA-Cleared Thin-Film Electrodes for Recording and Stimulation of Brain Activity.”

Dave Rosa, CEO of NeuroOne, commented, “We were excited to officially announce the commercial release of our Evo sEEG electrode and look forward to a successful launch with Zimmer Biomet. In addition, we continued to make critical progress with the OneRF ablation system design verification testing and remain on track to submit a 510(k) to FDA for OneRF in the second calendar quarter of 2023. We made meaningful progress with our spinal cord stimulation program, as well as our recording and drug delivery system. We also filled a key executive role and are excited to have Anthony Millar join our team as our VP of Operations.”

Upcoming Targeted Milestones

Evo sEEG:

●	Successful market launch of Evo sEEG system.

●	Expand sales training of the sEEG product line to Zimmer personnel.

OneRF:

●	Complete design verification and validation testing for OneRF confirming that the full feature system meets its design specifications and is fully functional.

●	Submit a 510(k) application to the FDA for OneRF ablation system in the second quarter of calendar year 2023.

●	Initiate transfer of OneRF to production activities.

●	Perform in vivo animal study with six neurosurgeons utilizing the complete OneRF ablation system.

●	Presentation of OneRF® Ablation System preclinical study at Neurological Disorders Summit (NDS-2023) Italy, June 2023.

SCS Program:

●	Complete bench top testing of percutaneous implantation of thin film paddle electrode in spinal cord model by a physician.

●	Complete first animal study to assess biocompatibility of NeuroOne’s thin film electrode in the spinal cord.

Drug Delivery Program:

●	Complete testing of drug delivery and recordings in a small animal model.

Fiscal Second Quarter 2023 Financial Results

Product revenue was $466,000 in the fiscal second quarter 2023, compared to product revenue of $37,000 in the fiscal second quarter 2022. For the first six months of fiscal 2023, product revenue was $581,000, compared to $70,000 for the same period in fiscal 2022. Collaboration revenue was $1.46 million in the first six months of fiscal 2023, compared to collaboration revenue of $6,000 in the first six months of fiscal 2022. Collaboration revenue was derived from the Zimmer Development Agreement and represents the portion of the exclusivity and milestone fee payments eligible for revenue recognition during the respective periods.

Total operating expenses in the fiscal second quarter 2023 were $3.5 million, compared with $3.0 million in the same period of the prior fiscal year. Research and Development expense in the fiscal second quarter 2023 was $1.7 million compared with $1.2 million in the same period of fiscal 2022. Selling General and Administrative expense in the fiscal second quarter 2023 was $1.8 million compared with $1.8 million in the prior year period. For the first six months of fiscal 2023, total operating expenses were $6.8 million, compared with $5.8 million in the same period of the prior fiscal year. R&D expense in the first six months of fiscal 2023 was $3.3 million compared with $2.3 million in the same period of fiscal 2022. SG&A expense in the first six months of fiscal 2023 was $3.5 million compared with $3.6 million in the prior year period.

Net loss was $3.5 million for the fiscal second quarter 2023, compared to a net loss of $3.1 million in the prior year period. Net loss for the first six months of fiscal 2023 was $5.3 million compared with $5.9 million in the same period of fiscal 2022.

As of March 31, 2023, the Company had cash, cash equivalents, and short-term investments of $4.6 million, compared to $11.1 million as of September 30, 2022. The Company had working capital of $4.8 million as of March 31, 2023, compared to working capital of $9.1 million as of September 30, 2022.

The Company had no debt outstanding as of March 31, 2023.

Conference Call and Webcast Information

Thursday, May 11, 2023 – 4:30 PM Eastern Time

Participant Dial-In:

877-405-1216 / 201-689-8336

Participant Dial-In:

888-645-4404 / 862-298-0702

Live Webcast:

Join here.

Phone Replay:

877-660-6853 / 201-612-7415, Access ID: 13738525; available through May 25, 2023

Webcast Replay:

Available for 12 months

About NeuroOne

NeuroOne Medical Technologies Corporation is a developmental stage company committed to providing minimally invasive and hi-definition solutions for EEG recording, brain stimulation and ablation solutions for patients suffering from epilepsy, Parkinson’s disease, dystonia, essential tremors, chronic pain due to failed back surgeries and other related neurological disorders that may improve patient outcomes and reduce procedural costs. The Company may also pursue applications for other areas such as depression, mood disorders, pain, incontinence, high blood pressure, and artificial intelligence.  For more information, visit nmtc1.com.

Forward Looking Statements

This press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Except for statements of historical fact, any information contained in this presentation may be a forward–looking statement that reflects NeuroOne’s current views about future events and are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. In some cases, you can identify forward–looking statements by the words or phrases “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “target,” “seek,” “contemplate,” “continue, “focused on,” “committed to” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. Forward–looking statements may include statements regarding the development of the Company’s electrode technology program, applications for, or receipt of, regulatory clearance, the timing and extent of product launch and commercialization of our technology, receipt of revenues from sale of the sEEG electrodes, timing and success of any clinical and pre-clinical testing, development of our OneRF, SCS and drug delivery programs, business strategy, market size, potential growth opportunities, future operations, future efficiencies, and other financial and operating information. Although NeuroOne believes that we have a reasonable basis for each forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Our actual future results may be materially different from what we expect due to factors largely outside our control, including risks that the partnership with Zimmer Biomet may not facilitate the commercialization or market acceptance of our technology; whether due to supply chain disruptions, labor shortages, the impact of COVID-19 or otherwise; risks that our technology will not perform as expected based on results of our pre-clinical and clinical trials; risks related to uncertainties associated with the Company’s capital requirements to achieve its business objectives and ability to raise additional funds: the risk that we may not be able to secure or retain coverage or adequate reimbursement for our technology; uncertainties inherent in the development process of our technology; risks related to changes in regulatory requirements or decisions of regulatory authorities; that we may not have accurately estimated the size and growth potential of the markets for our technology; risks relate to clinical trial patient enrollment and the results of clinical trials; that we may be unable to protect our intellectual property rights; and other risks, uncertainties and assumptions, including those described under the heading “Risk Factors” in our filings with the Securities and Exchange Commission. These forward–looking statements speak only as of the date of this press release and NeuroOne undertakes no obligation to revise or update any forward–looking statements for any reason, even if new information becomes available in the future.

Caution: Federal law restricts this device to sale by or on the order of a physician.

Contact:

800-631-4030

ir@nmtc1.com

NeuroOne Medical Technologies Corporation

Condensed Balance Sheets

(unaudited)

	March 31, 2023	September 30, 2022
Assets
Current assets:
Cash and cash equivalents	$3,602,163	$8,160,329
Short-term investments	995,432	2,981,010
Accounts receivable	213,952	33,237
Inventory	1,174,307	704,538
Prepaids	370,703	296,649
Total current assets	6,356,557	12,175,763
Intangible assets, net	100,734	111,892
Right-of-use asset	225,005	181,355
Property and equipment, net	522,810	353,599
Total assets	$7,205,106	$12,822,609

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$953,446	$927,662
Accrued expenses and other liabilities	596,940	715,839
Deferred revenue	—	1,455,188
Total current liabilities	1,550,386	3,098,689
Operating lease liability, long term	121,896	119,556
Total liabilities	1,672,282	3,218,245

Commitments and contingencies (Note 4)

Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized as of March 31, 2023 and September 30, 2022; no shares issued or outstanding as of March 31, 2023 and September 30, 2022.	—	—
Common stock, $0.001 par value; 100,000,000 shares authorized as of March 31, 2023 and September 30, 2022; 16,887,738 and 16,216,540 shares issued and outstanding as of March 31, 2023 and September 30, 2022, respectively.	16,888	16,217
Additional paid–in capital	61,598,345	60,414,959
Accumulated deficit	(56,082,409)	(50,826,812)
Total stockholders’ equity	5,532,824	9,604,364
Total liabilities and stockholders’ equity	$7,205,106	$12,822,609

See accompanying notes to condensed financial statements

NeuroOne Medical Technologies Corporation

Condensed Statements of Operations

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	March 31,		March 31,
	2023	2022	2023	2022
Product revenue	$466,176	$36,584	$580,755	$70,332
Cost of product revenue	434,673	72,807	561,559	119,651
Product gross profit (loss)	31,503	(36,223)	19,196	(49,319)

Collaborations revenue	—	—	1,455,188	6,374

Operating expenses:
Selling, general and administrative	1,821,108	1,818,207	3,484,845	3,560,348
Research and development	1,706,314	1,205,380	3,269,810	2,265,842
Total operating expenses	3,527,422	3,023,587	6,754,655	5,826,190
Loss from operations	(3,495,919)	(3,059,810)	(5,280,271)	(5,869,135)
Other (expense) income, net	(26,909)	1,743	24,674	3,593
Loss before income taxes	(3,522,828)	(3,058,067)	(5,255,597)	(5,865,542)
Provision for income taxes	—	—	—	—
Net loss	$(3,522,828)	$(3,058,067)	$(5,255,597)	$(5,865,542)

Net loss per share:
Basic and diluted	$(0.21)	$(0.19)	$(0.32)	$(0.37)
Number of shares used in per share calculations:
Basic and diluted	16,414,795	16,189,867	16,321,891	15,794,880

See accompanying notes to condensed financial statements